                     CUSTOMER INFORMATION MANAGEMENT SYSTEMS

                      A Business Unit of Acxiom Corporation

                              Financial Statements

                           December 31, 1999 and 1998

                   (With Independent Auditors' Report Thereon)

                          Independent Auditors' Report


The Board of Directors
Acxiom Corporation:



We have audited the accompanying statements of assets acquired and liabilities assumed of Customer Information Management Systems (CIMS), a business unit of Acxiom Corporation (Acxiom), as of December 31, 1999 and 1998, and the accompanying statements of revenues less direct expenses before income taxes for the years then ended. These financial statements are the responsibility of Acxiom's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audits provide a reasonable basis for our opinion.

The accompanying financial statements were prepared on the basis of presentation as described in note 1. The accompanying financial statements present the assets, current liabilities and net assets acquired and the related revenues less direct expenses before income taxes of CIMS and are not intended to be a complete presentation of CIMS' financial position, results of operations or cash flows. The results of revenues less direct expenses before income taxes are not necessarily indicative of the results of operations before income taxes that would have resulted if CIMS had been operated on a stand-alone basis.

In our opinion the financial statements referred to above present fairly, in all material respects, the assets acquired and liabilities assumed of CIMS as of December 31, 1999 and 1998, and its revenues less direct expenses before income taxes for the years then ended, on the basis described in note 1, in conformity with accounting principles generally accepted in the United States of America.

As discussed in note 1, CIMS was acquired by Acxiom Corporation effective January 1, 1999 in a business combination accounted for as a purchase. As a result of the application of purchase accounting, the financial statements of CIMS as of and for the year ended December 31, 1999 are presented on a different cost basis than the 1998 financial statements, and, accordingly, are not directly comparable.

                                    KPMG LLP

Dallas, Texas
May 19, 2000

                   CUSTOMER INFORMATION MANAGEMENT SYSTEMS

                  A Business Unit of Acxiom Corporation

           Statement of Assets Acquired and Liabilities Assumed

                        December 31, 1999 and 1998

                                                                               Successor            Predecessor
                                                                               (note 1a)             (note 1a)
                                                                           ----------------   |    --------------
                                                                                  1999        |         1998
                                                                           ----------------   |    --------------
                             Assets Acquired                                                  |
                                                                                              |
Current assets:                                                                               |
    Accounts receivable                                                    $     464,513      |        481,160
    Unbilled revenue                                                             610,491      |        499,355
                                                                           -------------      |    -----------
                   Total current assets                                        1,075,004      |        980,515
                                                                           -------------      |    -----------
Property and equipment, net (note 3)                                             338,104      |        516,579
Software, net                                                                  2,077,414      |             --
Goodwill, net                                                                    933,333      |             --
                                                                           -------------      |    -----------
                   Total assets                                                4,423,855      |      1,497,094
                                                                           -------------      |    -----------
                                                                                              |
                           Liabilities Assumed                                                |
                                                                                              |
Current liabilities:                                                                          |
    Customer refunds                                                              65,369      |         74,589
    Deferred revenue                                                             264,901      |        552,440
                                                                           -------------      |    -----------
                   Total current liabilities                                     330,270      |        627,029
                                                                           -------------      |    -----------
                                                                                              |
Commitments and contingencies (note 5)                                                        |
                                                                           -------------      |    -----------
                   Net assets acquired                                     $   4,093,585      |        870,065
                                                                           =============      |    ===========


See accompanying notes to financial statements.

                     CUSTOMER INFORMATION MANAGEMENT SYSTEMS

                      A Business Unit of Acxiom Corporation

         Statement of Revenues Less Direct Expenses Before Income Taxes

                     Years ended December 31, 1999 and 1998


                                                                             Successor      |     Predecessor
                                                                             (note 1a)      |      (note 1a)
                                                                           ------------     |     -----------
                                                                                1999        |         1998
                                                                           ------------     |     -----------
                                                                                            |
Revenues                                                                   $  2,405,193     |       1,932,910
                                                                                            |
Cost of revenues                                                              1,138,180     |         948,461
                                                                           ------------     |     -----------
Gross margin                                                                  1,267,013     |         984,449
                                                                                            |
Selling and marketing expenses                                                  785,785     |         625,059
General and administrative expenses                                           1,286,322     |       1,169,686
Depreciation and amortization                                                   458,432     |       1,175,927
                                                                           ------------     |     -----------
                                                                              2,530,539     |       2,970,672
                                                                           ------------     |     -----------
Excess of direct expenses over revenues before income taxes                $ (1,263,526)    |      (1,986,223)
                                                                           ============     |     ===========


See accompanying notes to financial statements.

                     CUSTOMER INFORMATION MANAGEMENT SYSTEMS

                      A Business Unit of Acxiom Corporation

                              Financial Statements

                           December 31, 1999 and 1998


(1)    Basis of Presentation

       (a)    Background and Acquisition by Acxiom

              Customer Information Management Systems (CIMS) is a business unit of Acxiom Corporation (Acxiom). Acxiom provides information management solutions using customer, consumer and business data, primarily for marketing applications. CIMS provides customer information management systems to mid-sized financial institutions located in the United States. CIMS operations are located primarily in Minneapolis, Minnesota.

              Effective January 1, 1999, Acxiom acquired assets and liabilities of Deluxe Data Resources, Deluxe MarketWise (CIMS business unit) and Fusion Marketing from Deluxe Corporation. As a result of this acquisition, Acxiom has applied purchase accounting in the preparation of the accompanying financial statements. Accordingly, Acxiom has allocated the purchase amount to assets acquired and liabilities assumed of the CIMS business unit based on their relative fair values. The excess of the purchase price, over the fair value of CIMS's tangible and separately identifiable intangible assets less liabilities was allocated as goodwill.

              The total transaction for the CIMS business unit was valued at $3,015,805 and was allocated as follows:

               Accounts receivable                  $    519,711
               Unbilled revenue                          556,155
               Property and equipment                    516,579
               Software                                1,000,000
               Goodwill                                1,000,000
               Deferred revenue                         (576,640)
                                                    ------------

                         Total                      $  3,015,805
                                                    ============

              As a result of the acquisition and the application of purchase accounting, financial information in the accompanying financial statements and notes thereto as of December 31, 1999 and for the year then ended (the Successor Period) are presented on a different cost basis than the financial information as of December 31, 1998 and for the year then ended (the Predecessor Period) and therefore such information is not comparable.

       (b)    Financial Statement Presentation and Transactions with Acxiom

              The accompanying statements of assets acquired and liabilities assumed includes only assets and liabilities specifically identifiable to CIMS. Acxiom performs certain cash management on a centralized basis and processes certain payables, payroll and other activities for CIMS. These central systems are not designed to track liabilities and payments on a business-specific basis. Accordingly, assets and liabilities managed on a centralized basis by Acxiom have not been

                     CUSTOMER INFORMATION MANAGEMENT SYSTEMS

                      A Business Unit of Acxiom Corporation

                              Financial Statements

                           December 31, 1999 and 1998


              included in the statements of assets acquired and liabilities assumed. Intercompany balances with Acxiom have also not been presented in the statements of assets acquired and liabilities assumed. Assets and liabilities not specifically identifiable to CIMS and recorded through the intercompany account with Acxiom include:

                      o Cash and cash equivalents.
                      o Accounts payable related to trade purchases that are
                        made centrally by Acxiom.
                      o Certain accrued liabilities for allocated costs.

              The statements of revenue less direct expenses before income taxes include all revenues and costs attributable to CIMS. Corporate overhead expenses of Acxiom which are not distributed to individual business units, includes the cost of corporate and division administrative personnel and offices, shared financial and human resource systems, plans and support and shared marketing services and support.

              The operations of CIMS are included within Acxiom's consolidated income tax returns. As the accompanying financial statements are not intended to be a complete presentation of CIMS' financial position, results of operations or cash flows, income taxes have not been allocated to CIMS.

(2)    Summary of Significant Accounting Policies

       (a)    Revenue Recognition

              Revenue from sales and licensing of software are recognized when software licenses or agreements are executed, the software is installed, the fee for such software is fixed or determinable, and collectibility of such fee is probable. Software maintenance is recognized over the term of the agreements. Billed but unearned portions of maintenance or license revenue are deferred.

       (b)    Financial Instruments

              Financial instruments which potentially subject CIMS to concentrations of credit risk consist primarily of accounts receivable. CIMS' receivables are from a large number of customers. Accordingly, CIMS' credit risk is affected by general economic conditions. Although CIMS has several large individual customers, concentrations of credit risk are limited because of the diversity of CIMS' customers.

       (c)    Property and Equipment

              Property and equipment directly identified with CIMS have been reflected on the accompanying statements of assets acquired and liabilities assumed at cost, less accumulated depreciation.

                     CUSTOMER INFORMATION MANAGEMENT SYSTEMS

                      A Business Unit of Acxiom Corporation

                              Financial Statements

                           December 31, 1999 and 1998


              Depreciation and amortization are calculated on the straight-line method and is recorded over the following estimated useful lives:

                     Leasehold improvements                5-10 years
                     Office furniture and equipment        3-12 years
                     Data processing equipment             2-10 years

       (d)    Software

              Internally developed and purchased software costs are capitalized and amortized on a straight-line basis over the estimated economic life of the product, or the amortization that would be recorded by using the ratio of gross revenues for a product to total current and anticipated future gross revenues for that product, whichever is greater. Generally, software costs are amortized over a period of 3 to 5 years. Research and development costs incurred prior to establishing technological feasibility of software products are charged to operations as incurred.

       (e)    Impairment of Long-lived Assets and Assets to be Disposed

              Long-lived assets and certain identifiable intangibles are reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. Recoverability of assets to be held and used is measured by a comparison of the carrying amount of an asset to future net cash flows expected to be generated by the asset. If such assets are considered to be impaired, the impairment to be recognized is measured by the amount by which the carrying amount of the assets exceed the fair value of the assets. Assets to be disposed of are reported at the lower of the carrying amount or fair value less costs to sell.

       (f)    Goodwill

              The excess of acquisition costs over the fair values of net assets acquired in business combinations treated as purchase transactions (goodwill) is being amortized on a straight-line basis over 15 years from the acquisition date. Acxiom periodically evaluates the existence of goodwill impairment on the basis of whether the goodwill is fully recoverable from the projected, undiscounted net cash flows of the related business unit. The amount of goodwill impairment, if any, is measured based on projected discounted future operating cash flows using a discount rate reflecting Acxiom's average cost of funds. The assessment of the recoverability of goodwill will be impacted if estimated future operating cash flows are not achieved. The CIMS business unit recorded amortization expense of goodwill of $66,667 in 1999.

       (g)    Use of Estimates in Preparation of Financial Statements

              The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of

                     CUSTOMER INFORMATION MANAGEMENT SYSTEMS

                      A Business Unit of Acxiom Corporation

                              Financial Statements

                           December 31, 1999 and 1998


              assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

(3)    Property and Equipment

       The components of property and equipment as of December 31, 1999 and 1998 are as follows:
                                                     1999           1998
                                                 ----------      ----------

         Leasehold improvements                  $   41,959          41,959
         Office furniture and equipment             211,712         288,726
         Data processing equipment                  636,014         625,768
                                                 ----------      ----------

                 Total property and equipment       889,685         956,453
                                                 ----------      ----------

         Less accumulated depreciation and
            amortization                           (551,581)       (439,874)
                                                 ----------      ----------

                                                 $  338,104         516,579
                                                 ==========      ==========

(4)    Employee Benefit Plans

       Acxiom has a retirement savings plan which covers substantially all domestic employees, including employees of CIMS. Acxiom also offers a supplemental non-qualified deferred compensation plan for certain management employees, including certain management employees of CIMS. Acxiom matches 50% of the employee's salary deferred contributions under both plans up to 6% annually and may contribute additional amounts to the plans from Acxiom's earnings at the discretion of the Board of Directors.

       Acxiom's contributions for the above plans relating to CIMS employees amounted to approximately $26,000 for the year ended December 31, 1999.

       Acxiom has for its U.S. employees, including CIMS employees, a Key Employee Stock Option Plan for which 15.2 million shares of Acxiom's common stock have been reserved. This plan provides that the option price, as determined by the Board of Directors, will be at least the fair market value at the time of the grant. The term of nonqualified options is also determined by the Board of Directors. Incentive options granted under the plan must be exercised within 10 years after the date of the option.

                     CUSTOMER INFORMATION MANAGEMENT SYSTEMS

                      A Business Unit of Acxiom Corporation

                              Financial Statements

                           December 31, 1999 and 1998

       Acxiom applies the provisions of Accounting Principles Board Opinion No. 25 and related interpretations in accounting for the stock based compensation plans. Accordingly, no compensation cost has been recognized by CIMS in the accompanying statements of revenues less direct expenses before income taxes for any fixed stock options granted.

(5)    Commitments and Contingencies

       From time to time, Acxiom is involved in various claims and legal actions in the ordinary course of business. In the opinion of management, the ultimate disposition of these matters will not have a material adverse effect on CIMS' financial position or results of operations.

(6)    Supplemental Cash Flow Information

       As described in note 1, the Acxiom cash management system is not designed to track centralized cash and related financing transactions to the specific cash requirements of CIMS. In addition, Acxiom's transaction systems are not designed to track certain liabilities and cash receipts and payments on a business specific basis. Given these constraints, the following data are presented to facilitate analysis of key components of cash flow activity for the years ended December 31, 1999 and 1998:

                                                                            1999          1998
                                                                       -------------  ------------
          Operating activities:
              Excess of direct  expenses over revenues  before income
                taxes                                                  $ (1,263,526)    (1,986,223)
              Depreciation and amortization                                 458,432      1,175,927
              Loss on disposition of assets                                  66,630             --
              Changes in operating assets and liabilities:
                Accounts receivable                                          55,198        (69,021)
                Unbilled revenue                                            (54,336)      (499,355)
                Customer refunds                                             65,369         74,589
                Deferred revenue                                           (311,739)       552,440
                                                                       -------------  ------------

          Operating activities - cash basis of revenues less direct
              expenses before income taxes                                 (983,972)      (751,643)

          Investing activities:
              Capital expenditures                                       (1,357,334)      (178,960)
              Acquisition of CIMS business unit                          (3,015,805)            --
                                                                       -------------  ------------

          Net financing provided from Acxiom/predecessor               $ (5,357,111)      (930,603)
                                                                       =============  ============

       The difference between cash flow from operating activities and investing activities does not necessarily represent the cash flows of CIMS, or the timing of such cash flows, had it operated on a stand-alone basis.